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                                Exhibit 16.1(a)






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                             HEIN + ASSOCIATES, LLP


                  Certified Public Accountants and Consultants


                with offices in Denver, Houston and Los Angeles


                            Telephone (214) 458-2296


                               Fax (214) 788-4943


                          12770 Coit Road, Suite 1150


                              Dallas, Texas  75251




March 28, 1995



Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549



We have read Item 4 of the Thor Energy Resources, Inc. Form 8-KA/Amendment No. 1 (Commission File Number (1-7191) dated March 29, 1995, and concur with the statements made therein that apply to us.


Very truly yours,

/s/Hein + Associates, LLP

HEIN + ASSOCIATES, LLP


cc:  Thor Energy Resources, Inc.





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